Exhibit 99.1

MURPHY OIL ANNOUNCES PRELIMINARY FIRST QUARTER 2015 EARNINGS

EL DORADO, Arkansas, April 29, 2015 – Murphy Oil Corporation (NYSE: MUR) announced today a net loss of $14.4 million ($0.08 per diluted share) in the 2015 first quarter, down from net income of $155.3 million ($0.85 per diluted share) in the first quarter a year ago.  Income from continuing operations in the 2015 first quarter was $3.5 million ($0.02 per diluted share) compared to $169.3 million ($0.93 per diluted share) earned in the first quarter a year ago.  Results in the 2015 quarter included a $199.5 million after tax gain on a 10% sale in Malaysia.

Adjusted earnings (loss), which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, in the first quarter of 2015 showed a loss of $198.5 million ($1.11 per diluted share).  This was a decrease of $373.3 million ($2.07 per diluted share) compared to the prior year’s quarter primarily attributed to approximately a 50% decline in both Brent and West Texas Intermediate benchmark crude prices and a 44% decline in the Henry Hub natural gas price.

Earnings before interest, taxes, depreciation and amortization (EBITDA) for continuing operations totaled $391.4 million in the first quarter 2015, down from $754.4 million in the first quarter of 2014.  EBITDA per barrel of oil equivalent (boe) sold was $18.90 in the 2015 quarter compared to $41.81 in the 2014 quarter.  Earnings before interest, taxes, depreciation, amortization and exploration expenses (EBITDAX) for continuing operations totaled $520.1 million in the first quarter 2015, down from $892.9 million in the first quarter of 2014.  EBITDAX per barrel of oil equivalent (boe) sold was $25.11 in the 2015 quarter compared to $49.48 in the 2014 quarter.  Both of these 2015 measures include the effect of the gain on the sale of 10% interest in Malaysia.

First quarter 2015 highlights were as follows:

•Completed the sell-down of 30% of our Malaysia oil and gas assets.

•Signed an agreement to sell the remaining U.K. downstream assets with the transaction scheduled to close mid-year.

•Added an exploration block in the Vulcan Sub-Basin offshore Australia and a deepwater block offshore Sarawak, Malaysia.

•Submitted the high bid for five blocks in the Gulf of Mexico Central lease sale in March.

•Progressed the two-well Medusa expansion project with both wells drilled to plan and one well completed.

•Advanced the Kodiak two-well sub-sea tie-back project with the first well drilled to plan.

•Completed the initial phase of development drilling at the South Acis oil field and Belum gas field with better than expected results.

•Delivered 45 new wells on line in the Eagle Ford Shale.

Roger W. Jenkins, President and Chief Executive Officer, commented, “We continue to progress the optimization of our portfolio, reaching closure on the final phase of the sell-down of our Malaysia assets and signing a sales agreement for our remaining U.K. downstream assets.  We remain focused on allocating capital and reducing operating expenditures.  Looking ahead, Murphy is well positioned with a solid balance sheet and cash positions to carry out our capital plans and evaluate opportunities that will enhance our business.”

Operations Summary

North America Onshore

In the Eagle Ford Shale (EFS), first quarter 2015 production, which was comprised of 90% liquids, averaged near 64,200 barrels of oil equivalent per day (boepd) net, essentially flat to the fourth quarter 2014.  As planned, we have reduced our rig count in EFS to four rigs during the first quarter and we expect to stay at this level for the rest of the year.  We brought 45 new wells on line in the first quarter and are currently using two completion spreads, with plans to reduce to one spread in the second quarter, to manage our well inventory.  Production in the second quarter of 2015 is estimated to average 59,000 boepd with the 2015 outlook flat year-on-year to 2014 at approximately 57,000 boepd based on the previously disclosed 46% reduction in capital spending this year.  Our EFS resource continues to grow with proved and net recoverable resource near 750 million barrels of oil equivalent (mmboe) at the end of 2014.

In Western Canada, natural gas production from the Montney in the first quarter of 2015 was 187 million cubic feet per day (mmcfd), relatively flat with the fourth quarter of 2014.  We completed eight new wells in the first quarter and as planned, released all of our rigs in February.  We continue to see above plan sub-surface performance from our new wells in the Montney where we are completing the wells with larger sand concentrations.  Results to date indicate higher cumulative production and well pressures pointing to higher estimated ultimate recovery from the wells.

The Company recorded an after-tax expense of $32.5 million in the first quarter associated with the estimated cost to remediate a leak or leaks at an infield condensate transfer pipeline at the Seal field in a remote area of northern Alberta.

Global Offshore

In Malaysia, in the first quarter, we realized an after tax gain of $199.5 million upon closing of the second phase of the sale of 30% of its oil and gas assets on January 29, 2015.  The second phase covered the remaining one-third of the transaction or 10% of the Company’s Malaysian oil and gas assets.  Production offshore Sabah averaged just over 34,400 boepd for the first quarter with 88% liquids.  The Kakap-Gumusut main project, which declared first oil in October 2014, has demonstrated excellent performance with production averaging near 150,000 boepd gross in March of this year.  In shallow water offshore Sarawak, gas production for the first quarter was 112 mmcfd and liquids production was near 18,500 bopd.  We completed the first phase of drilling at the South Acis oil field comprised of 14 producers and have just finished drilling a five-well program targeting natural gas at Belum.

In the GOM, production for the quarter was over 24,400 boepd with 61% liquids.  We continue to progress our two-well expansion project at Medusa in Mississippi Canyon.  Both wells have been drilled to plan, and subsea installations are complete with one well scheduled to flow first oil in early May.  At the non-operated Kodiak development, a two-well tie-back to Devil’s Tower, the first well has been drilled to plan and we anticipate first oil in the first quarter of 2016.

Exploration

In the GOM, we were the high bidder on five new blocks at the March Central lease sale 235 where we partnered at a 50% working interest and committed approximately $12 million net.  The blocks acquired include Mississippi Canyon 678 and 977 and Atwater Valley 5, 6 and 94.  The blocks are prospective for oil in Miocene reservoirs.  As previously reported, the Urca well in Mississippi Canyon 697 was plugged and abandoned with a dry hole expense of $46.7 million taken this quarter.

In Malaysia offshore of Sarawak, Murphy farmed into deepwater Block 2C at a 50% working interest.  We are targeting gas/condensate in the Oligocene delta-plain sandstones with plans to drill a well in the third quarter.

In Australia, the seismic program across Block EPP43 in the Ceduna basin is now complete and Murphy and our partner will begin processing and evaluating the data.  In the Vulcan Sub-Basin offshore northern Australia, we acquired a new block at a 50% working interest in this oil prone basin without well commitments.  The Munia prospect, the last of a three-well exploratory drilling program in the Perth Basin, was plugged and abandoned as a dry hole.  Including the first two wells in the program, Koel and Cisticola, we recorded a dry hole expense of $31.8 million in the first quarter.

Production & Guidance

First quarter production averaged near 221,550 boepd, slightly ahead of our guidance of 221,000 boepd.  Details for second quarter and full year 2015 guidance can be found in the attached tables.  Production for the second quarter is estimated to be 197,000 boepd.  We are maintaining our full year guidance for production and capital for 2015.

Earnings Conference Call

The public is invited to access the Company’s conference call to discuss first quarter 2015 results on Thursday, April 30 at 12:00 p.m. CDT, either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing  1-800-481-9591.  The telephone reservation number for the call is 3382523.  Replays of the call will be available through the same address on Murphy Oil’s website, and a recording of the call will be available through May 4, 2015, by calling 1-888-203-1112 and referencing reservation number 3382523.  A replay of the conference call will also be available on the Murphy website for 30 days after the event and via Thomson StreetEvents for their service subscribers.

Financial Data

Summary financial data and operating statistics for the first quarter 2015 with comparisons to 2014 are contained in the following tables.  Additionally, a schedule indicating the impacts of items affecting comparability of earnings between periods and schedules comparing EBITDA and EBITDAX between periods are included with these tables as well as guidance for the second quarter.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements, which express management’s current views concerning future events or results are subject to inherent risks and uncertainties.  Factors that could cause one or more of these forecasted events not to occur include, but are not limited to, a failure to obtain necessary regulatory approvals, a deterioration in the business or prospects of Murphy, adverse developments in Murphy business’ markets, and adverse developments in the U.S. or global capital markets, credit markets or economies in general.  Factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements include, but are not limited to, the volatility and level of crude oil and natural gas prices, the level and success rate of our exploration programs, our ability to maintain production rates and replace reserves, customer demand for our products, adverse foreign exchange movements, political and regulatory instability, and uncontrollable natural hazards.  For further discussion of risk factors, see Murphy’s 2014 Annual Report on Form 10-K on file with the U.S. Securities and Exchange Commission.  Murphy undertakes no duty to publicly update or revise any forward-looking statements.

This news release also contains certain historical non-GAAP measures of financial performance that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation's overall financial performance.  These non-GAAP measures are broadly used to value and compare companies in the crude oil and natural gas industry.  Please see the attached schedules for reconciliations of the differences between non-GAAP measures used in this news release and the most directly comparable GAAP financial measures.

The Securities and Exchange Commission requires oil and gas companies, in their filings with the SEC, to disclose proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions.  The SEC permits the optional disclosure of probable and possible reserves; however, we have not disclosed the Company's probable and possible reserves in our filings with the SEC.  We use the term "net recoverable resource" in this news release.  These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized.  The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC.  Investors are urged to consider closely the disclosures and risk factors in our most recent annual report on Form 10-K and in other reports on file with the SEC, available from Murphy Oil Corporation's offices or website at http://ir.murphyoilcorp.com.

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Thousands of dollars, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014

Revenues	$921,747	1,286,400

Costs and expenses
Lease operating expenses	232,421	262,255
Severance and ad valorem taxes	20,791	26,326
Exploration expenses	128,734	138,466
Selling and general expenses	86,967	92,026
Depreciation, depletion and amortization	481,027	396,249
Accretion of asset retirement obligations	11,769	12,065
Interest expense	29,470	32,886
Interest capitalized	(1,385)	(8,868)
Other expense	49,681	814
	1,039,475	952,219

Income (loss) from continuing operations before income taxes	(117,728)	334,181
Income tax expense (benefit)	(121,258)	164,895
Income from continuing operations	3,530	169,286
Loss from discontinued operations, net of income taxes	(17,971)	(14,033)

Net income (loss)	$(14,441)	155,253

Income (loss) per Common share – Basic
Continuing operations	$0.02	0.94
Discontinued operations	(0.10)	(0.08)
Net income (loss)	$(0.08)	0.86

Income (loss) per Common share – Diluted
Continuing operations	$0.02	0.93
Discontinued operations	(0.10)	(0.08)
Net income (loss)	$(0.08)	0.85

Cash dividends per Common share	$0.35	0.3125

Average Common shares outstanding (thousands)
Basic	177,734	181,368
Diluted	178,242	182,577

MURPHY OIL CORPORATION

SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(Thousands of dollars)

	Three Months Ended
	March 31,
	2015	2014
Operating Activities
Net income (loss)	$(14,441)	155,253
Adjustments to reconcile net income (loss) to net cash provided by continuing operations activities:
Loss from discontinued operations	17,971	14,033
Depreciation, depletion and amortization	481,027	396,249
Amortization of deferred major repair costs	2,108	2,741
Dry hole costs	78,629	87,909
Amortization of undeveloped leases	21,606	12,830
Accretion of asset retirement obligations	11,769	12,065
Deferred and noncurrent income tax charges (benefits)	(184,186)	23,167
Pretax gains from disposition of assets	(135,877)	(19)
Net decrease in noncash operating working capital and other	200,239	21,646
Net cash provided by continuing operations activities	478,845	725,874

Investing Activities
Property additions and dry holes	(823,840)	(996,218)
Proceeds from sale of assets	417,242	26
Purchases of investment securities*	(259,144)	(240,802)
Proceeds from maturity of investment securities*	332,359	243,641
Other – net	(226)	(3,736)
Net cash required by investing activities	(333,609)	(997,089)

Financing Activities
Borrowing (repayments) of notes payable	(295,000)	479,000
Purchase of treasury stock	–	(250,000)
Withholding tax on stock-based incentive awards	(8,976)	(6,319)
Cash dividends paid	(62,287)	(56,073)
Other – net	(108)	(240)
Net cash (required) provided by financing activities	(366,371)	166,368

Cash Flows from Discontinued Operations
Operating activities	(53,191)	(58,753)
Investing activities	46	(4,866)
Changes in cash included in current assets held for sale	64,707	68,758
Net increase in cash and cash equivalents of discontinued operations	11,562	5,139
Effect of exchange rate changes on cash and cash equivalents	(2,733)	(1,835)

Net decrease in cash and cash equivalents	(212,306)	(101,543)
Cash and cash equivalents at beginning of period	1,193,308	750,155

Cash and cash equivalents at end of period	$981,002	648,612

*Represents cash invested in Canadian government securities with maturities greater than 90 days at the date of acquisition.

MURPHY OIL CORPORATION

SCHEDULE OF ADJUSTED EARNINGS (LOSS)

(Unaudited)

(Millions of dollars, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Net income (loss)	$(14.4)	155.3
Discontinued operations loss	17.9	14.0
Income from continuing operations	3.5	169.3
Gain on sale of 10% interest in Malaysia	(199.5)	–
Foreign exchange gains	(33.8)	(3.1)
Environmental provisions	35.8	–
Oil Insurance Limited dividends	(4.5)	(3.3)
Mark-to-market loss on crude oil derivative contracts	–	11.9

Adjusted earnings (loss)	$(198.5)	174.8

Adjusted earnings (loss) per diluted share	$(1.11)	0.96

Non-GAAP Financial Measures

Presented above is a reconciliation of Net income to Adjusted earnings (loss).  Adjusted earnings (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted earnings (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income as determined in accordance with accounting principles generally accepted in the United States of America.

Note:Amounts shown above as reconciling items between Net income and Adjusted earnings (loss) are presented net of applicable income taxes.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(Unaudited)
(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
	2015		2014
Income from continuing operations	$3.5		169.3
Income tax expense (benefit)	(121.2)		164.9
Interest expense	29.5		32.9
Interest capitalized	(1.4)		(8.9)
Depreciation, depletion and amortization expense	481.0		396.2
Earnings before interest, taxes, depreciation and amortization (EBITDA)	$391.4	*	754.4

Total barrels of oil equivalents sold for continuing operations (thousands of barrels)	20,713		18,045

EBITDA per barrel of oil equivalents sold	$18.90		41.81

Non-GAAP Financial Measures

Presented above is a reconciliation of Income from continuing operation to Earnings before interest, taxes, depreciation and amortization (EBITDA).  Management believes EBITDA is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA is a non-GAAP financial measure and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

*Includes effect of gain on sale of 10% interest in Malaysia in 2015.

MURPHY OIL CORPORATION

SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,

AMORTIZATION AND EXPLORATION (EBITDAX)

(Unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
	2015		2014
Income from continuing operations	$3.5		169.3
Income tax expense (benefit)	(121.2)		164.9
Interest expense	29.5		32.9
Interest capitalized	(1.4)		(8.9)
Depreciation, depletion and amortization expense	481.0		396.2
Exploration expense	128.7		138.5
Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX)	$520.1	*	892.9

Total barrels of oil equivalents sold for continuing operations (thousands of barrels)	20,713		18,045

EBITDAX per barrel of oil equivalents sold	$25.11		49.48

Non-GAAP Financial Measures

Presented above is a reconciliation of Income from continuing operation to Earnings before interest, taxes, depreciation, amortization and exploration (EBITDAX).  Management believes EBITDAX is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX is a non-GAAP financial measure and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

*Includes effect of gain on sale of 10% interest in Malaysia in 2015.

MURPHY OIL CORPORATION

FUNCTIONAL RESULTS OF OPERATIONS (Unaudited)

(Millions of dollars)

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014
	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States	$280.1	(93.9)	485.5	103.1
Canada	152.3	(38.5)	297.7	67.6
Malaysia	445.7	223.1	492.8	162.3
Other	–	(72.0)	–	(122.4)
Total exploration and production	878.1	18.7	1,276.0	210.6
Corporate and other	43.6	(15.2)	10.4	(41.3)
Revenue/income from continuing operations	921.7	3.5	1,286.4	169.3
Discontinued operations, net of tax	–	(17.9)	–	(14.0)
Total revenues/net income (loss)	$921.7	(14.4)	1,286.4	155.3

MURPHY OIL CORPORATION

OIL AND GAS OPERATING RESULTS (Unaudited)

THREE MONTHS ENDED MARCH 31, 2015 AND 2014

		Canada
	United	Conven-	Syn-
(Millions of dollars)	States	tional	thetic	Malaysia	Other	Total
Three Months Ended March 31, 2015
Oil and gas sales and other revenues	$280.1	97.1	55.2	445.7	–	878.1
Lease operating expenses	101.8	25.6	43.9	61.1	–	232.4
Severance and ad valorem taxes	18.3	1.4	1.1	–	–	20.8
Depreciation, depletion and amortization	204.8	60.1	13.8	198.6	1.5	478.8
Accretion of asset retirement obligations	4.8	1.7	1.4	3.9	–	11.8
Exploration expenses
Dry holes	46.7	–	–	–	31.9	78.6
Geological and geophysical	1.7	–	–	–	15.1	16.8
Other	1.7	0.2	–	–	9.8	11.7
	50.1	0.2	–	–	56.8	107.1
Undeveloped lease amortization	16.8	4.2	–	–	0.6	21.6
Total exploration expenses	66.9	4.4	–	–	57.4	128.7
Selling and general expenses	22.4	6.8	0.2	0.7	14.7	44.8
Other expenses	5.7	44.0	–	–	–	49.7
Results of operations before taxes	(144.6)	(46.9)	(5.2)	181.4	(73.6)	(88.9)
Income tax benefits	(50.7)	(12.3)	(1.3)	(41.7)	(1.6)	(107.6)
Results of operations (excluding corporate overhead and interest)	$(93.9)	(34.6)	(3.9)	223.1	(72.0)	18.7

Three Months Ended March 31, 2014
Oil and gas sales and other revenues	$485.5	180.2	117.5	492.8	–	1,276.0
Lease operating expenses	76.5	40.8	63.7	81.3	–	262.3
Severance and ad valorem taxes	23.9	1.3	1.1	–	–	26.3
Depreciation, depletion and amortization	168.1	67.8	14.1	143.0	1.1	394.1
Accretion of asset retirement obligations	4.1	1.5	2.3	4.1	–	12.0
Exploration expenses
Dry holes	6.8	–	–	–	81.1	87.9
Geological and geophysical	14.5	0.1	–	–	15.5	30.1
Other	1.7	0.3	–	–	5.6	7.6
	23.0	0.4	–	–	102.2	125.6
Undeveloped lease amortization	6.7	4.9	–	–	1.3	12.9
Total exploration expenses	29.7	5.3	–	–	103.5	138.5
Selling and general expenses	23.0	7.9	0.3	3.4	17.1	51.7
Other expenses	–	0.1	–	–	0.7	0.8
Results of operations before taxes	160.2	55.5	36.0	261.0	(122.4)	390.3
Income tax provisions	57.1	14.5	9.4	98.7	–	179.7
Results of operations (excluding corporate overhead and interest)	$103.1	41.0	26.6	162.3	(122.4)	210.6

MURPHY OIL CORPORATION

PRODUCTION-RELATED EXPENSES

(Dollars per barrel of oil equivalents sold)

	Three Months Ended
	March 31,
	2015	2014

United States – Eagle Ford Shale
Lease operating expense	$14.20	10.91
Severance and ad valorem taxes	3.17	5.33
Depreciation, depletion and amortization (DD&A) expense	26.21	28.94

United States – Gulf of Mexico and other
Lease operating expense	$8.96	16.77
Severance and ad valorem taxes	–	0.07
DD&A expense	24.26	23.52

Canada – Conventional operations
Lease operating expense	$6.00	10.64
Severance and ad valorem taxes	0.31	0.33
DD&A expense	14.07	17.68

Canada – Synthetic oil operations
Lease operating expense	$35.62	51.72
Severance and ad valorem taxes	0.92	0.92
DD&A expense	11.18	11.45

Malaysia
Lease operating expense – Sarawak	$6.89	9.87
– Block K	10.02	15.30
DD&A expense – Sarawak	24.39	19.07
– Block K	30.52	23.95

Total oil and gas operations
Lease operating expense	$11.22	14.53
Severance and ad valorem taxes	1.00	1.46
DD&A expense	23.11	21.84

MURPHY OIL CORPORATION

OTHER FINANCIAL DATA

(Unaudited, except for December 31, 2014)

(Millions of dollars)

	March 31,	Dec. 31,
	2015	2014

Total current assets	$2,588.2	3,279.1
Total current liabilities	2,176.9	3,147.9
Total assets	15,160.8	16,723.7	*
Long-term debt	2,591.7	2,517.7	*
Stockholders' equity	8,204.5	8,573.4

*Reclassified to current presentation.

	Three Months Ended
	March 31,
	2015	2014
Capital expenditures – continuing operations
Exploration and production
United States	$409.1	541.1
Canada	65.0	79.2
Malaysia	75.2	155.2
Other	54.2	111.0
Total	603.5	886.5

Corporate	9.4	0.7
Total capital expenditures – continuing operations	612.9	887.2

Charged to exploration expenses[1]
United States	50.2	23.0
Canada	0.2	0.4
Malaysia	–	–
Other	56.9	102.2
Total charged to exploration expenses	107.3	125.6

Total capitalized – continuing operations	$505.6	761.6

[1] Excludes amortization of undeveloped leases of	$21.6	12.9

MURPHY OIL CORPORATION

STATISTICAL SUMMARY

	Three Months Ended
	March 31,
	2015	2014
Net crude oil and condensate produced – barrels per day	140,400	131,573
United States – Eagle Ford Shale	50,035	40,755
– Gulf of Mexico and other	12,779	11,649
Canada – light	130	28
– heavy	6,208	7,996
– offshore	9,379	8,846
– synthetic	13,684	13,695
Malaysia[1] – Sarawak	17,754	19,187
– Block K	30,431	29,417

Net crude oil and condensate sold – barrels per day	149,428	127,368
United States – Eagle Ford Shale	50,035	40,755
– Gulf of Mexico and other	12,779	11,649
Canada – light	130	28
– heavy	6,208	7,996
– offshore	9,236	9,866
– synthetic	13,684	13,695
Malaysia[1] – Sarawak	21,209	20,550
– Block K	36,147	22,829

Net natural gas liquids produced – barrels per day	10,412	6,182
United States – Eagle Ford Shale	7,454	4,299
– Gulf of Mexico and other	2,158	1,088
Canada	22	22
Malaysia[1] – Sarawak	778	773

Net natural gas liquids sold – barrels per day	9,979	6,454
United States – Eagle Ford Shale	7,454	4,299
– Gulf of Mexico and other	2,158	1,088
Canada	22	22
Malaysia[1] – Sarawak	345	1,045

Net natural gas sold – thousands of cubic feet per day	424,453	400,086
United States – Eagle Ford Shale	40,284	27,479
– Gulf of Mexico and other	57,050	33,678
Canada	191,083	147,965
Malaysia[1] – Sarawak	112,053	161,661
– Block K	23,983	29,303

Total net hydrocarbons produced – equivalent barrels per day[2]	221,554	204,436
Total net hydrocarbons sold – equivalent barrels per day[2]	230,149	200,503

1The Company sold 20% interest in Malaysia properties on December 18, 2014, and sold an additional 10% interest on January 29, 2015.  Production in this table includes production for these sold interests through the date of disposition.

2Natural gas converted on an energy equivalent basis of 6:1.

MURPHY OIL CORPORATION

STATISTICAL SUMMARY (Continued)

	Three Months Ended
	March 31,
	2015	2014
Weighted average sales prices
Crude oil and condensate – dollars per barrel
United States – Eagle Ford Shale	$ 43.75	97.47
– Gulf of Mexico and other	46.17	100.25
Canada[1] – light	39.68	95.09
– heavy	19.57	51.13
– offshore	52.62	107.51
– synthetic	44.80	95.34
Malaysia – Sarawak[2]	49.31	102.39
– Block K2	55.08	98.99

Natural gas liquids – dollars per barrel
United States – Eagle Ford Shale	$ 12.28	33.63
– Gulf of Mexico and other	14.67	38.61
Canada[1]	22.45	72.14
Malaysia – Sarawak[2]	67.11	92.78

Natural gas – dollars per thousand cubic feet
United States – Eagle Ford Shale	$ 2.55	4.58
– Gulf of Mexico and other	2.58	5.03
Canada[1]	2.41	3.87
Malaysia – Sarawak[2]	4.50	5.59
– Block K2	0.24	0.24

1 U.S. dollar equivalent.

2 Prices are net of payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION

SECOND QUARTER 2015 GUIDANCE

	Liquids		Gas
	BOPD		MCFD
Production – net
U.S. – Eagle Ford Shale	52,500		39,000
– Gulf of Mexico	12,500		55,000

Canada – Seal heavy	5,000		3,000
– Montney	–		189,000
– Offshore	6,500		–
– Synthetic	9,500		–

Malaysia – Sarawak	15,000		105,000
– Block K	26,000		29,000

Total net production (BOEPD)		197,000

Total net sales (BOEPD)		190,000

Realized oil prices ($ per barrel):
Malaysia – Sarawak		$ 52.42
– Block K		$ 55.27

Realized natural gas price ($ per MCF):
Malaysia – Sarawak		$ 5.53

Exploration expense ($ millions)		51

FULL YEAR 2015 GUIDANCE

Total production (BOEPD)	195,000 to 207,000

Capital expenditures ($ billion)		$ 2.3